UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):   January 17, 2006

Commission File No. 1-14778

DOR BIOPHARMA, INC.
(Exact name of small business issuer as specified in its charter)

DELAWARE		41-1505029
(State or other jurisdiction of incorporation or organization)		(I.R.S. Employer Identification Number)

1691 Michigan Ave., Suite 435 Miami, FL		33139
(Address of principal executive offices)		(Zip Code)
(305) 534-3383
(Issuer’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On January 17, 2006, DOR BioPharma, Inc. (the “Company”) entered into a Common Stock Purchase Agreement (“Purchase Agreement”) with Fusion Capital Fund II, LLC (“Fusion Capital”). Pursuant to the terms of the Purchase Agreement, Fusion Capital has agreed to purchase up to $6,000,000 of the Company's common stock over a period of approximately fifteen (15) months, subject to earlier termination at the Company’s discretion. The purchase price per share of the common stock is based upon the market price of the Company common stock at the time of sale provided that the purchase price will not be less than $0.12 per share. The Company has the right to control the timing and amount of shares sold to Fusion Capital, if any. The Company also has the right to terminate the Purchase Agreement at any time upon one day’s notice without cost.

In connection with the Purchase Agreement, the Company also entered into a Registration Rights Agreement dated as of January 17, 2006, pursuant to which the Company has agreed to file a registration statement with the Securities and Exchange Commission covering the shares that are issued or may be issued to Fusion Capital under the Purchase Agreement. Once the conditions to commencement of funding under the Purchase Agreement are satisfied, including, but not limited to, the Securities and Exchange Commission declaring the registration statement covering the shares effective, the Company has the right to sell to Fusion Capital up to $20,000 of the Company’s common stock each trading day during the term of the Purchase Agreement so long as the market price of the shares remains above $0.12. The amount may be increased by the Company based upon increases in the price of the Company’s common stock. In addition to daily purchases, the Company has the right to direct Fusion Capital to purchase up to $400,000 of the Company’s common stock on any single trading day if certain conditions set forth in the Purchase Agreement are satisfied.

The Company anticipates using the proceeds from this financing as working capital to cover costs associated with the assembly and filing of the NDA for orBec®, other research and development expenses, and general overhead costs including salaries until such time, if ever, as the Company is able to generate a positive cash flow from operations.

The foregoing description of the Purchase Agreement and Registration Rights Agreement is qualified in its entirety by reference to the full text of both the Purchase Agreement and Registration Rights Agreement, a copy of each are attached to this Current Report on Form 8-K as Exhibit 10.1 and 4.1, respectively, and each of which is incorporated herein in its entirety by reference.

Item 3.02.	Unregistered Sales of Equity Securities.

Under the terms of the Purchase Agreement, the Company has agreed to issue to Fusion Capital 450,000 shares of the Company’s common stock as a partial commitment fee upon entering into the agreement and 62,500 shares of its common stock as partial expense reimbursement. In addition, Fusion Capital may also receive up to an additional 450,000 shares of the Company’s common stock as an additional commitment fee based on the amount purchased.

Item 9.01.  Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.     Title

4.1           Registration Rights Agreement, dated January 17, 2006

10.1         Common Stock Purchase Agreement, dated January 17, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOR BIOPHARMA, INC.

By: /s/Michael T. Sember
Name: Michael T. Sember
Title: President and Chief Executive Officer

Dated: January 20, 2006

Exhibit Index

Exhibit
Number  Description of Exhibits

4.1          Registration Rights Agreement, dated January 17, 2006

10.1        Common Stock Purchase Agreement, dated January 17, 2006